Exhibit 10.1

CONSULTING AGREEMENT

This Agreement is entered into effective on the day that the company completes their first round of funding but no later than June 30, 2005 by and between Design Source a ___________________ corporation ('Company') and Essential Business Solutions, LLC, North Carolina limited liability company ('Consultant'). Company and Consultant desire to enter into this Agreement for the purpose of setting forth the general terms under which Consultant will provide consulting services as an independent contractor to Company.

Therefore, in consideration of the Services to be provided to Company by Consultant, the payments to be made to Consultant by Company, and the other promises set forth below, the parties agree as follows:

1. Relationship of Parties. Consultant shall perform under this Agreement as an independent contractor, and not as an employee, agent, representative, or partner of Company. None of the employees or agents of Consultant shall be considered employees of Company, nor shall any employees or agents of Consultant be entitled to participate in any plans, arrangements or distributions of Company pertaining to any benefits provided to regular employees of Company. Consultant shall be responsible for providing his own general liability insurance coverage to protect himself from any claims made against him, including those that may arise from the Services rendered pursuant to this Agreement. Consultant shall have the right to perform work for others as long as Consultant fulfills his obligations hereunder. Company shall have the right to cause work of the same nature as performed by Consultant to be performed by Company's own personnel or other consultants.

2. Description of Services. Consultant agrees to provide consulting services to Company as described in Exhibit A (the 'Services'). If there is any conflict between the provisions of this Agreement and Exhibit A with respect to the Services to be performed by Consultant, the provisions of Exhibit A shall control. Consultant represents to Company that Consultant has the knowledge and skills required to undertake all Services specified in Exhibit A. Consultant agrees that the Services will be performed in accordance with the commercial business standards in Consultant's business for such Services, and that the software, reports, documentation or other results of such Services shall be fit for their respective intended purpose.

3. Term. The term of this Agreement shall be for a period of one (1) year, beginning on the date this contract is executed; provided, however, that either party has the absolute right to terminate this Agreement at any time for its convenience, but each party agrees to give fifteen (15) business days written notice to the other party of its election to terminate. Any extension of this Agreement shall be made by a mutually agreed to written instrument. Notwithstanding the foregoing, either party may terminate this Agreement at any time based on the other party's material breach of this Agreement, if such breach is not cured within ten (10) calendar days of a written notice of the breach.

4. Compensation. Consultant shall be compensated for Service performed under this Agreement in accordance with the rates specified on Exhibit B ('Fee Schedule'). Except as otherwise specified in Exhibit B, Consultant shall be responsible for all expenses incurred in performing the Services.

5. Billing and Payment. Consultant will submit invoice to Company on the last day of each month. To the extent expenses may be billed, the invoice shall also include an itemization of all expenses for which reimbursement is to be made. Company may withhold from any payment, including the final payment: (i) any amount incorrectly invoiced; or (ii) any amount being disputed in good faith. Payment on undisputed invoices, or undisputed portions of invoices, shall be made upon receipt after submission of the invoice to Company.

6. Equipment, Supplies and Facilities. Consultant shall be solely responsible for providing all equipment and supplies required to undertake the Services, unless otherwise specified in Exhibit A. To the extent that Consultant is required to utilize any software owned by Company in performing the Services, Company shall provide Consultant with the software and a license to use the software, which software shall be returned to Company upon completion or termination of this Agreement. Consultant shall be responsible for providing offices or such other facilities as are required for performance of the Services.

7. Taxes. Consultant will be responsible for the payment of taxes on his entire compensation under this Agreement, including income taxes, employment and unemployment, Medicare and social security taxes and other or similar taxes required by application of law. Company shall not withhold any taxes in connection with the compensation paid to Consultant hereunder. Such payments shall be the sole responsibility of Consultant, and Consultant agrees to file all required forms and make all required payments appropriate to his tax status when and as they become due. Consultant agrees to indemnify Company, and each of its officers, directors and employees from and against all payments, losses, costs, liability, expenses, damages, fines, penalties or judgments (including without limitation actual attorneys fees and expenses) as a result of a failure by Consultant: (a) to pay all the taxes due in connection with the compensation paid to Consultant under this Agreement, (b) to respond to any administrative inquiry concerning Consultant's payment of such taxes, or (c) to defend against any administrative or judicial proceeding with respect to Consultant's payment of such taxes.

8. Confidentiality. Consultant shall hold in confidence and shall not, except in the course of performing Consultant's obligations under this Agreement or pursuant to written authorization from Company, at any time during or for five (5) years after termination of Consultant's relationship with Company (a) directly or indirectly reveal, report, publish, disclose or transfer Confidential Information or any part thereof to any person or entity; (b) use any Confidential Information or any part thereof for any purpose other than for the benefit of Company; or (c) assist any person or entity other than Company to secure any benefit from Confidential Information or any part thereof.

For the purposes of this Agreement, 'Confidential Information' shall mean each of the following: (a) any information or material designated as confidential either orally or in writing by Company; and (b) any information not generally known by non-Company personnel (other than persons subject to confidentiality); and (c) any information which Consultant should know Company would not care to have revealed to others or used in competition with Company (including without limitation any business plan and information concerning relationships between Company and various medial centers); and (d) any information which Consultant made or makes, conceived or conceives, developed or develops or obtained or obtains through or has access to as a result of Consultant's providing the Services to Company hereunder (including information received, originated, discovered or developed in whole or in part by Consultant), all of the above including without limitation all software code in all stages of development and whether in source, object or executable form. Confidential Information also includes any information which Company obtains from another party and which Company treats as proprietary or designates as Confidential Information, whether or not owned or developed by Company, including without limitation information of or concerning Company's licensees. The failure of Company to mark any of the above described information as proprietary, confidential, or secret shall not affect its status as part of the Confidential Information hereunder. It is understood, however, that no information shall be considered as Confidential Information, regardless of its having been marked as such, if: (w) it is or becomes publicly available through no fault of Consultant; or (x) it is disclosed to Consultant by a third party entitled to disclose it; or (y) it is known to Consultant prior to its disclosure to Consultant; or (z) it is developed by Consultant, as can be shown by tangible evidence, without any reference to the Confidential Information. Information publicly known that is generally employed by the software industry at or after the time Consultant first learns of such information, or generic information or knowledge which Consultant would have learned in the course of similar employment or work elsewhere in the software industry shall not be deemed part of the Confidential Information.

9. Ownership of Materials. All copyrights and software patents with respect to the software developed for the Company as part of the Services, and arising out of and related to the Services (collectively, the 'Work Product') shall belong exclusively to Company or it's client, and shall, to the extent possible, be considered a 'work made for hire' for Company; to the extent such work is determined not to constitute 'works made for hire' as a matter of law, Consultant hereby irrevocably assigns and transfers to Company, as of the time of creation of the Work Product, any and all right, title, or interest it may have in such Work Product. Upon request of Company and at Company's expense, Consultant shall take such further actions, including execution and delivery of instruments of conveyance necessary to obtain legal protection in the United States and foreign countries for such Work Product and for the purpose of vesting title thereto in Company, or its nominee, as may be appropriate to give full and proper effect to such assignment and to vest in Company complete title and ownership to such Work Product.

Notwithstanding anything to the contrary herein, Consultant may retain ownership of any algorithms, routines, and utilities that are not specific to the general functionality of the Work Product if: (a) Consultant identifies such algorithms, routines, and utilities to Company in writing in advance of their being provided; and (b) Consultant provides evidence of prior use of the software code or other intellectual property ('Intellectual Property') in previous work undertaken by Consultant for a party other than Company; and (c) Consultant provides the Intellectual Property separately such that it can be clearly distinguished from other information, libraries, software code or other intellectual property provided by Consultant ('Consultant's Intellectual Property'). Consultant grants to Company an irrevocable and transferable right to use any such Consultant's Intellectual Property in any manner and for any purpose, and further grants to Company an irrevocable right to sell, assign, transfer, modify, translate, license, grant and convey the Work Product which uses any such Consultant's Intellectual Property.

10. Warranty by Consultant. Consultant represents and warrants that his performance of all terms under this Agreement will not result in a breach of any duty owed by Consultant to another, under contract or otherwise, or violate any confidence of another. Consultant agrees not to disclose to Company or induce Company to use any confidential or proprietary information belonging to any of Consultant's previous or present employers or others. Consultant warrants that Consultant has executed no prior non-competition, non-disclosure or confidentiality agreements that would in any way interfere with his work for Company. Consultant warrants that Consultant will disclose the participation of any other person in any of Consultant's work for Company. Consultant warrants that all materials delivered to Company under this Agreement shall be original work and that all such materials will not violate any copyright, mask works, trade secret or other proprietary right of any third party.

11. Third-Party Obligations. Consultant acknowledges that Company, from time to time, may have agreements with other persons or entities that impose obligations or restrictions on Company regarding the Services to be performed by Consultant during the course of this Agreement, or regarding the confidential nature of the Services or Confidential Information of the third party disclosed during or used in performing the Services. Consultant agrees to use its best efforts to take all action necessary to discharge the obligations of Company thereunder that are disclosed to Consultant.

12. Termination. Upon notice of termination of this Agreement being given, Consultant shall inform Company of the extent to which performance has been completed through the anticipated time for termination, and shall immediately take steps to wind down work in progress in an orderly fashion during the notice period. At the end of the notice period Consultant shall deliver to Company all Work Product that then exists, in whatever media it exists and in any manner reasonably requested by Company; no copies of the Work Product, or parts thereof, shall be retained by Consultant except as permitted under Paragraph 10. Consultant shall remove all software created as part of the Services from Consultant's hard drives and from any backups. Upon termination of this Agreement, or upon the request of Company at any time during this Agreement, Consultant shall promptly return to Company any and all property of Company, including without limitation any supplies, materials, software, or equipment that have been provided to Consultant by or through Company for Consultant's use in performance of the Services.

Consultant warrants and acknowledges that it does not now have, nor shall have after termination or expiration, any continuing interest or rights to the goodwill, assets or profits or royalties of Company, and that Company's sole responsibilities and liabilities are as set forth herein. Company's right to terminate is absolute, and Consultant acknowledges he has considered the term of this Agreement, and the termination provisions in making expenditures of money and time in preparing for the performance of this Agreement, and has further considered the possible loss or damage on account of the loss of prospective profits or anticipated sales or on account of expenditures, investments, leases, or other commitments in connection with the goodwill or business of Consultant resulting from the ending of this Agreement. Company shall have no liability to Consultant as a result of termination or expiration of this Agreement in accordance with its terms, including without limitation claims relating to loss of profits or goodwill, except the obligation to pay for all Services performed through the date of termination, only at the rate specified in Exhibit B and in accordance with the terms of Paragraph 5.

Any provision of this Agreement which by its terms imposes continuing obligations on the parties, including but not limited to Paragraphs 7, 8, 9, 10, 12 and 17, shall survive the expiration or termination of this Agreement.

13. Waiver. No waiver of any right or remedy with respect to any occurrence or event shall be deemed a waiver of such right or remedy with respect to such occurrence or event in the future. No waiver of any of Consultant's obligations under this Agreement shall be effective unless in writing and signed by Company.

14. Reformation/Severability of Agreement. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such decision shall not affect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the provision of this Agreement directly involved in the controversy in which the decision was rendered. The invalid or unenforceable provision cannot be reformed, the other provisions or applications of this Agreement shall be given full effect, and the invalid or unenforceable provision shall be deemed struck.

15. Assignment. This Agreement shall inure to the benefit of and be binding upon Company, its successors and assigns, including without limitation any entity which may acquire all or substantially all of Company's assets and business or into which Company may be consolidated or merged, and the Consultant his heirs, executors, administrators and legal representatives and its successors and assigns. Consultant may not assign or otherwise in any manner transfer any of his obligations under this Agreement.

16. Dispute Resolution. The parties agree that all claims or disputes arising between the parties bound by this Agreement which relate to this Agreement or the breach thereof shall be submitted to one arbitrator for binding arbitration in Durham County, North Carolina, which arbitration shall be conducted by and in accordance with the rules of the Private Adjudication Center (PAC), located at the North Carolina Bar Center. Notwithstanding the foregoing, either party may bring an injunction proceeding before a court of equity in the event that damages for a breach are not likely to be an adequate remedy, such proceeding to be brought in a judicial district that includes Durham County, North Carolina, and the parties hereby consent to the jurisdiction of such court. The parties agree that this Agreement shall be governed and construed by the laws of the state of North Carolina, and that no conflict-of-laws provision shall be invoked to permit application of the laws of any other state or jurisdiction. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Except by written consent of the person or entity sought to be joined, no arbitration arising out of or relating to this Agreement shall include, by consolidation, joinder or in any other manner, any person or entity not a party to, or otherwise bound by, the agreement under which such arbitration arises, unless it is shown at the time the demand for arbitration is filed that (a) such person or entity is substantially involved in a common question of fact or law; (b) the presence of such person or entity is required if complete relief is to be accorded in the arbitration; and (c) the interest or responsibility of such person or entity in the matter is substantial. The provisions of this Agreement to arbitrate and any other written agreement to arbitrate referred to herein shall be specifically enforceable under the prevailing arbitration law of North Carolina.

17. Entire Agreement. The Agreement embodies the entire agreement between Company and Consultant relating to the subject matter hereof. The parties shall not be bound by or liable for any statement, writing, representation, promise, inducement or understanding not set forth above or in an Exhibit hereto. No changes, modifications or amendments of any term shall be valid unless agreed upon by the parties in writing.

COMPANY		CONSULTANT
Design Source		Essential Business Solutions, LLC
By:	_____________________________	By:	__________________________
Title:	____________________________	Title:	_________________________
Date:	____________________________	Date:	_________________________

Exhibit A

SERVICES TO BE PROVIDED BY CONSULTANT

Pursuant to the terms of the Consulting Agreement effective upon execution of the master contract by and between Design Source ('Company') and Essential Business Solutions ('Consultant'), Consultant has agreed to undertake the consulting services (the 'Services') as set forth below:

1.

Project	Project Activities
Website development	EBS will provide all of the infrastructure necessary to set up and run an on line business function
Web site maintenance	EBS will maintain and update the website on a regular basis

2. The Services to be provided by Consultant shall be provided for a period of one (1) year, such Services to be completed as follows:

* Company will provide a work environment (desk, supplies, computer, and software) to the Consultant for all work completed at the Company's site(s). Otherwise, Consultant will perform services from Consultant's office.

* Additional work (phone calls, work product, email review and production, etc.) may be performed from the Consultants office or home on an exception basis. This time will be billed to Company in accordance with the Fee Schedule described in Exhibit B.

3. The individual located at Company to whom Consultant will report progress of the Services performed is: Peter Reichard

COMPANY		CONSULTANT
Design Source		Essential Business Solutions, LLC
By:	_____________________________	By:	__________________________
Title:	____________________________	Title:	_________________________
Date:	____________________________	Date:	_________________________

Exhibit B

FEE SCHEDULE FOR CONSULTANT

Compensation to Consultant for the Services provided pursuant to the terms of the Consulting Agreement (the 'Agreement') effective upon execution of the master contract by and between Design Source ('Company') and Essential Business Solutions ('Consultant'), shall be paid according to the following rates and terms:

Billing rate = $45 per hour
*	Invoices are prepared and delivered on or about the last day of each month
*	Invoices are due and payable upon receipt.

The above rates shall remain in effect for the duration of the Agreement to which this Fee Schedule is attached as Exhibit B.

In addition, Consultant may invoice for reasonable and actual out-of-pocket expenses incurred by it in connection with performing the Services, as follows:

*	Telephone calls (both land and cell phones) made for the purposes of conducting project-related business.
*	Business travel, software licenses, conferences, specialized equipment, supplies and other needed items for the Services.

COMPANY		CONSULTANT
Design Source		Essential Business Solutions, LLC
By:	_____________________________	By:	__________________________
Title:	____________________________	Title:	_________________________
Date:	____________________________	Date:	_________________________